Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Event Date/Time: Dec. 05. 2008 / 12:45PM ET

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FINAL TRANSCRIPT
Dec. 05.2008 / 12:45PM, CHS - Chico’s FAS, Inc. at JPMorgan SMid Cap Conference
CORPORATE PARTICIPANTS
Scott Edmonds
Chico’s FAS Inc. - Chairman, President, CEO
Kent Kleeberger
Chico’s FAS Inc. - EVP, CFO, Treasurer
CONFERENCE CALL PARTICIPANTS
Brian Tunick
JPMorgan - Analyst
PRESENTATION
Brian Tunick - JPMorgan - Analyst
Thanks for joining us here. Very pleased the management of Chico’s with us here, Scott Edmonds, Chairman and CEO, Kent Kleeberger, CFO, and Bob Atkinson, IR and Vice President.
What a difference the last couple of years has proven to be. Who would think Chico’s would be at a SMid Cap retail conference? Just a couple of years, $5 billion market cap, trading at 2.5 times sales. And today, trading at 0.1 times sales. A couple weeks ago, it was trading 80% of the market cap was cash. The world, obviously, has changed a lot, obviously both in the missy retail space as well as the landscape out there. I think, obviously, a lot of us look at the brand and the sales productivity at $600, $700 a foot, and obviously believe there’s a huge market share opportunity still ahead of the Company, and the question is what is management really going to do to sort of get the business on the upswing again, back to those double-digit operating margins that we got so used to in the past? So with that, I’ll turn it over to Scott Edmonds to talk about the future.
Scott Edmonds - Chico’s FAS Inc. - Chairman, President, CEO
Thank you, Brian, appreciate it, and thanks for inviting us to this JPMorgan event. Chris, thanks for hosting us last night.
What we’re going to talk about today is really our positioning, sort of talk a bit about our benchmarking against our direct competitors. We’re going to review the executive management and the Board and some of those changes and Kent is going to go through how we’re going to weather this economic storm and our position for 2009 and beyond.
There’s your ever-friendly Safe Harbor statement. You got a second to look at that. Putting away the potato chips. So most of you guys — I’m seeing a lot of familiar faces in the crowd. Nice to see you again.
Most of you know that we’re a portfolio of women’s lifestyle brands that includes Chico’s, White House|Black Market, and our organic kickoff, Soma Intimates, offering private branded sophisticated casual clothing, intimate apparel, and accessories and non-apparel gift items. Currently, we have 1,086 stores across the three brands, with opportunity for continued growth.
We have been known over the years for unique apparel, a lot of novelty in both the apparel and the accessories assortment. One of the key competencies of our brands has always been the most amazing customer service. We have a very, very strong commitment to customer service in a very fun and friendly atmosphere.
The way the stores break down right now — front-line stores, Chico’s, 623 with 41 outlets; White House|Black Market, 330 front-line stores with 19 outlets; Soma with 72 front-line stores and one outlet. The outlet business is an absolute opportunity for us. Currently, it’s still a liquidation vehicle for front-line merchandise. While we have hired the expertise to move more towards a

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FINAL TRANSCRIPT
Dec. 05. 2008 / 12:45PM, CHS - Chico’s FAS, Inc. at JPMorgan SMid Cap Conference
factory outlet model, we’re not there yet and we’ve had it on the docket for an ‘09 strategic initiative but slowed it down due to the environment.
Celebrating our 25th year as a brand, Chico’s. First store on Sanibel Island. 25th anniversary kickoff was actually an event last night, and I’ll speak about that a little more in a minute. Average age still 54 years old.
White House|Black Market, make women feel beautiful. Targeted age, 25 to 50. Average age is 37. The last time I was in New York, we showed this probably eight to 10 months ago. We were quoting an average age of 40 years old. Over the last year, we have developed an incredible consumer research department, and our research now shows that she is actually 37 years old. And since Donna Noce took over as the brand president in August of 2000, we’ve really repositioned this brand as more of a premier fashion brand.
Soma Intimates, again just an, we think, outstanding opportunity. We see the Soma Intimates business as somewhat of a blue ocean opportunity with VS being the only national chain of intimate apparel out there. Our targeted customer is 50, where the VS customer obviously is much younger than that. Blue ocean opportunity, very similar to Chico’s back in the late ‘90s.
Our integrated marketing plan, programs, the backbone of our business has always been our loyalty programs. The Chico’s brand Passport program, the White House|Black Market Black Book loyalty program, as well as our direct mail to Internet, national print and television, direct phone sales, and our community outreach activities.
I will tell you — customer loyalty is still alive at Chico’s. An example of our customer loyalty, really, was yesterday. Our business yesterday was the highest volume day in the history of the Chico’s brand yesterday. The second-highest day in history of Chico’s brand was last Friday. We had a customer event nationwide yesterday and even though we have positive comped Black Friday, yesterday’s volume was significantly higher than last Friday. So she is still out there, albeit a little bit selective on her price points, but she is still extremely loyal to Chico’s.
Our direct-to-consumer brands — all three brands are 360 degrees with stores, catalog, and Web. We’re committed to a continued expansion in the direct-to-consumer space. Our three-year CAGR is 39%. You know, our competitors’ average anywhere between 10% and 15% of the total revenue in the direct-to-consumer business, yet Chico’s currently run about 4%. We think there’s great opportunity there. We are committed to funding that growth.
Soma has the potential to be greater than 20%, currently running at about 21% of total revenue in the intimate space. So a lot of opportunity there.
The slide we’re looking at now — missy specialty retailers, direct competitors. Just really to talk about the productivity, Brian touched on that a little bit. If you look across the slide at the number of stores Chico’s has and White House right across and CBK and Coldwater and Talbots, which obviously we see as our core missy competitors outside of the department stores, Nordstrom, Saks, Neiman Marcus.
The 2007 productivity, year-ending productivity for Chico’s is still $600 a square foot, with White House at $580. Still highly productive stores.
A slide to compare Chico’s to the same group of missy competitors. When you look at the market cap, and this is as of 12-2-08, our market cap was $427 million, as Brian referred to, with $256 million of that in cash. And 81 to 243 right on across. The real callout here, as Brian said, is the amount of cash as percent of our total market (multiple speakers).
So we’re all familiar with this 113-month positive same-store sales run that we were on. After 113 consecutive months of positive comps, we went negative in August 2006. But it really wasn’t until the fourth quarter of 2007 that we went into the double-digit negative comps. And I will tell you, in the meeting that we had last night with Chris and the group, we believe that when we

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FINAL TRANSCRIPT
Dec. 05. 2008 / 12:45PM, CHS - Chico’s FAS, Inc. at JPMorgan SMid Cap Conference
went negative in 2006, in August 2006 in the Chico’s core brand, there was, first and foremost, because of the previous 113 months and trying to comp that, second because the merchandise had gotten stale and the marketing had gotten stale.
So I have been working on bringing in some new talent, and we really have done an awful lot in that area since August 2006. Michele Cloutier joined the brand as the Executive Vice President/GMM of Chico’s, reporting to our then-head merchant, Pat Murphy, who a lot of you guys know. In February of ‘07, we changed the Soma by Chico’s brand to Soma Intimates, so that we would appeal to non-Chico’s customers. That has played out well for us. We did launch the first phase of SAP with Soma in February of ‘07. And in August of ‘07, Donna Noce joined our business as the brand president of White House|Black Market. Then shortly after that, we promoted Michelle to President of Chico’s brand, and Kent joined us as a CFO in November of 2007.
I had really identified, along with a couple of the board members, in late 2005 and early 2006, that we really needed to upgrade the talent in the business, that the complexity of the business, going from 100 stores to almost 1,000 stores had really outgrown the intellectual capacity of the management team. And I had spent an awful lot of time with Herbert Mines Associates on and on and on, recruiting talent. The real callout there is, except for Mori MacKenzie, our Chief Stores Officer, who has been with us since ‘95, everyone else has joined the business since 2004. And so, I have really revamped the entire management team, and — that’s akin to sort of trying to change the wheels on a racecar going around the track.
I just want to spend a minute on the strength of our Board, and then I’m going to flip it over to Kent to talk about some of the positioning for the future. I was made CEO in September of ‘03. The first Board member that I recruited was Betsy Atkins, because SarbOx had just been launched and I wanted to message the investment community that I was serious about corporate governance. So I recruited Betsy, who was a corporate governance guru. Dave Dyer, again, former CEO of Lands’ End and Tommy Hilfiger, really looking for someone who understood direct marketing and also had an eye for merchandise. Verna Gibson has been with us since ‘93. Continues to be the largest inside shareholder with over 600,000 shares. Skipped over John Burden up there. John was a former CEO of Burdines and Chairman of Federated.
One of the things that we have done at Chico’s, unlike I think any of the other missy apparel retailers, is we formalized what we call the merchandise committee. And it’s as formal as audit, benefit and comp, and the three merchants meet with each of the brand presidents once a quarter to review the merchandise, the markdown strategies, the marketing strategies and — give their input on everything from the quality of the merchandise to the markdown strategies. It’s been a great benefit to the business.
Went out and recruited John Mahoney, who is the CFO of Staples and the Vice Chair of Staples. He joined us in ‘07 and he has played a big part, along with Kent, in bringing a lot more financial discipline to Chico’s FAS Inc.. Ross Roeder is our lead director, and Dave Walker was the engagement partner for Arthur Andersen that took the company public back in ‘93, so knows the business extremely well. So, a pretty much improved Board of Directors and management team, in my humble opinion.
With that, I’m going to flip it to Kent, who is going to talk a little bit about weathering this environment.
Kent Kleeberger - Chico’s FAS Inc. - EVP, CFO, Treasurer
Thanks. I’m going to cover the last two pieces of our presentation, with what we call weathering the economic storm, and positioning for 2009 and beyond. In fall of 2007, when it appeared dramatic turnaround in our comparable store sales performance was not in sight, coupled with [mayan] boarding, we began to focus on inventory management. You may recall that, in the fourth quarter of ‘07, our negative comparable store sales were down almost 16%, while inventory had been planned up about 5% per average store. So there was really a 21% gap in sales versus inventory that we had to manage through, something that could not be done overnight.
We also, through the 2008 budget process, which started late in 2007 and was completed in early 2008, began to focus on lowering our operating costs, which now includes roughly about $50 million of expense cuts cumulatively that we have identified

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FINAL TRANSCRIPT
Dec. 05. 2008 / 12:45PM, CHS - Chico’s FAS, Inc. at JPMorgan SMid Cap Conference
and implemented today, and there is still more to do. You should also know that Scott and I, although we did not drive up here in the car, we did fly commercial versus a private jet.
We also slowed our store growth, which would have a dramatic impact on both our capital deployment, as well as some relief from the depreciation expense on our P&L. And all of these efforts, along with reducing discretionary CapEx and conserving cash, really helped us produce what we think as having one of the strongest balance sheets, at least for — in the missy retail sector.
When we ended the third quarter, the most recent third quarter, we ended with $256 million of cash and marketable securities. We have no debt. We expect, while not a huge number, to generate some marginal cash flow for 2008, despite the negative comps. Plus we have access to additional capital, which I will speak to in a few minutes.
So looking ahead to 2009, we’ve had many questions this morning. Where do we really see 2009 and how are we planning? Certainly for the first half, we don’t see any dramatic improvement in trend, given the current environment. As such, looking at the Chico’s brand, we expect to plan sales and inventories down in the negative 10% to negative 15% range, and while the White House|Black Market has shown some dramatic recovery since fourth quarter of last year, we are equally planning the White House|Black Market business conservatively down 3% to 5% in inventory, and sales as well.
We’re also keeping our real estate commitments to a very small number, roughly 10 to 12 new stores, and we’re also, once again, delaying the expansion of our home office campus and our distribution center in Winder, Georgia. All of these, again, with the idea of conserving cash.
One of the things we’re looking at in terms of positioning for 2009 and beyond is really about (multiple speakers) playing catch-up on slides here. It’s just a little bit out of order. It is really about making some small investments. While we are conserving cash, we will be making some small investments geared toward increasing the efficiency in our database management, as well as expanding our direct-to-consumer business. We will also be embarking upon a real estate strategy. We have identified over 300 stores that are coming up for renewal over the next three years. In addition to that, I have spoken with many of you under the context of expanding merchandise margins about supply chain efficiencies, and then I’ll also talk about our new credit facility.
Recently, we engaged a consultant to review our database management process. His name is Jim Frain. Should come as no surprise to some of you, he used to be our Chief Marketing Officer, I think about two-plus years removed. Preliminary results of that study basically indicates that we need to refocus our efforts from testing various promotional offers and holding out numerous control groups, which don’t get mailed a catalog, to really redirecting our efforts toward more targeted mailing. We believe there is roughly about a $2 million to $3 million capital commitment in restructuring this database, which will allow us to be more effective in the coordination of promotions, will allow us to be better in targeted mailings, and could help us fund the reverse in trend in prospecting, or said another way, provide some fund for additional prospecting, which we have all but cut out over the last 12 months.
The next piece is the direct-to-consumer sales growth. We expect to invest roughly about $3 million to $4 million in fiscal year 2009. We believe each brand has an opportunity to grow based on industry comparisons. For example, we think the Chico’s brand can grow from 4% to 10%, White House from 4% to 10%, and Soma Intimates certainly can grow at roughly 30% annually. We’re also seeing the power of e-mails. We’re getting some very good response to Web-only offers.
And the last piece I’ll share with you on the direct-to-consumer business is we see a huge opportunity for additional clearance. Over the last few weeks, the Chico’s business inventory, clearance inventory it is, has been trending about on four weeks of supply on the Web, and the White House|Black Market has been trending about two weeks of supply. So they are really spinning the inventory.

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FINAL TRANSCRIPT
Dec. 05. 2008 / 12:45PM, CHS - Chico’s FAS, Inc. at JPMorgan SMid Cap Conference
The next piece is our real estate strategy. It’s really simple. It’s create and implement a plan to pursue occupancy cost reductions, increase profitability and productivity. We have approximately 340 stores up for renewal over the next three years, as you can see on the chart with lease expirations. We have it broken down, both by year and by brand, and amount.
Some of the things involved in the real estate strategy involves store-by-store review and trying to determine whether or not we want to stay there, whether or not the store needs improvement, whether or not we need to switch out in management to improve the performance. We’ve also embarked on a very detailed market transfer analysis by MSA that says if we were to close one or two of the stores within that MSA, how much business in the form of sales would transfer to other stores, which would also help comps. But more importantly, what would be the impact of four-wall contribution in that area?
There also may be situations that we may have to cut a check in order to get out of the lease early. Sometimes that translates into as much as six to 12 months’ worth of rent. But I can tell you the preliminary analysis would suggest once you take a look at the discounted cash flow of savings versus the amount of cash that we would cut out front, there are very few opportunities from this aspect. So it’s more about trade-offs and horsetrading and negotiations on these stores that are coming up for renewal, and we think that either through an early renewal or extension, and the combination of funding some CapEx in terms of refurbishing that store, might get us some economic benefit down the road on the renewal piece.
The other piece we’re also looking at it is we have some co-tenancy issues that we’re trying for us. In the last 60 days, we’ve charged our district sales managers to review each of their locations and make sure that the development is meeting its co-tenancy requirements. We’re conducting landlord audits and also we’re looking at downsizing, especially some oversized Chico’s stores.
So all of this downsizing and slowing the store growth is really a prudent use of cash. We’re also reviewing other capital expenditures, including the home office, the distribution center, and our IT development.
So, as you can see on this chart, the store growth has slowed dramatically. Particularly in 2009, we’re basically committing to roughly about 25 or so deals, which compares to about 70 deals versus 2008, and that’s the order of magnitude, from a CapEx perspective, roughly about a $40 million reduction for fiscal 2009. And that’s down from roughly about $110 million to $111 million for this year, which is down from $202 million for fiscal year 2007. In case you want to know, our depreciation and amortization is roughly planned to be about $90 million to $91 million for 2009.
The last two pieces, one deals with supply chain efficiencies. Clearly, we have a huge opportunity, especially in the Chico’s brand, to convert more shipments from air to ocean. That’s the order of magnitude of roughly about $1.50 a unit on average. Chico’s was trending at the start of the fall season at about 84% air. We have a goal to get that down to 60% to 65% by the end of fiscal year 2009. We also expect to increase our F.O.B. business, which means we have a lot of receipts that we pay on a landed duty paid basis, which means the supplier gets the mark-up not just on the first cost of the merchandise, but also gets the mark-up in all the ancillary services, freight, duty, etc..
We think there’s also freight flow opportunities in how we move merchandise from port to the distribution center, as well as the flow that moves from distribution center to store. And not only do we see improvements from a cost-efficiency standpoint, it may also impact our freshness factor that the customer sees within the store.
The last piece, I’d like to give you a little bit of color on our new credit facility. It’s probably one of the craziest times to do a new credit facility, but I wanted to let you know we’ve been working on this since late on the first quarter of fiscal 2008. We were basically a one-bank company. Bank of America, while a very solid reputable bank, we did virtually all of our banking-related services and our credit facility with BoA since roughly 1996. And as time became appropriate on my schedule, I thought it was necessary to cultivate additional bank relationships. And we were, starting in that timeframe, and then roughly in the July/August timeframe, the financial markets sort of went to hell. But continued to have some of those conversations, and we really continue to have conversations with four banks, which was SunTrust, BB&T, Wells, and Bank of America.

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FINAL TRANSCRIPT
Dec. 05. 2008 / 12:45PM, CHS - Chico’s FAS, Inc. at JPMorgan SMid Cap Conference
And then, recently, because of some favorable economics, we were able to execute a new credit facility. It’s $55 million initially versus the old facility at $45 million, plus there is another $45 million accordion feature that will bring us up to $100 million of availability. This, of course, is subject to additional syndication participation with other banks. Granted, other banks are interested. They just couldn’t get there at the time we wanted to close, but we are having those conversations.
What this really does, it gives us increased flexibility on a go-forward basis. To be honest, having a credit facility this size to me is just sleep insurance. We absolutely have no intention to tap into the facility, nor do we have any intention to tap into the facility to fund any share repurchase. But the good news is we have greater flexibility than we did before. It’s a three-year facility. It expires November 2011, secured by accounts receivable and inventory, and that’s pretty much it.
I think that we’ve done a number of great things over the last 12 months. The management team is clearly focused on managing inventory levels and cutting expenses in this difficult time, along with investing in the future, and I believe once we get through this economic malaise that we will emerge a much stronger company.
So with that I would like to conclude the formal portion of the presentation and turn it over to Q&A.

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